EXHIBIT 10.1

FIRST AMENDMENT

TO THE

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN

(Restated Post-2004 Terms)

WHEREAS, the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan (originally known as the Bearings, Inc. Supplemental Executive Retirement Benefits Plan and hereinafter referred to as the “Plan”) was established on January 21, 1988, by Bearings, Inc., the predecessor to Applied Industrial Technologies, Inc. (hereinafter referred to as the “Company”) for the benefit of certain officers and key executives; and

WHEREAS, the Plan was most recently restated, effective as of January 1, 2005, to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder; and

WHEREAS, the Board of Directors of the Company has decided to freeze participation in the Plan and to cease accruals under the Plan, effective as of the close of business on December 31, 2011;

NOW, THEREFORE, as of December 19, 2011, the restated Post-2004 Terms of the Plan are hereby amended, effective as of December 31, 2011, in the manner hereinafter set forth.

1. Paragraph (1) of Section 1.1 of the Plan is hereby amended to provide as follows:

(1) The term “Accrued Portion” of a Participant’s supplemental normal retirement benefit determined as of any given date occurring prior to his Normal Retirement Date shall mean the amount of such Participant’s supplemental normal retirement benefit determined pursuant to the provisions of Section 3.2, based upon his Highest Monthly Final Average Compensation as of December 31, 2011, and his years of Service for benefit calculation purposes on December 31, 2011.

2. Paragraph (11) of Section 1.1 of the Plan is hereby amended to provide as follows:

(11) The term “Compensation” shall mean the total wages which are paid to or on behalf of a Participant during a calendar year occurring prior to January 1, 2012, by an Affiliate for services rendered as a common law employee, including base salary, annual incentive compensation, commissions, bonuses, any base salary and annual incentive amounts deferred under any non-qualified deferred compensation program of an Affiliate, and any elective contributions that are made on behalf of such Participant under any plan maintained by an Affiliate and that are not includible in gross income under Section 125, 129, or 402(e)(3) of the Code, but excluding moving or educational reimbursement expenses, amounts realized from the exercise of stock options, any long term incentive compensation including, but not limited to, restricted stock, performance grants and stock appreciation rights, severance benefits, and imputed income attributable to any fringe benefit.

3. Paragraph (20) of Section 1.1 of the Plan is hereby amended to provide as follow:

(20) The term “Highest Monthly Final Average Compensation” shall mean 1/12th of the average of the Compensation of a Participant for any three calendar years during the last ten calendar years of his employment prior to January 1, 2012, with the Affiliated Group in which the Participant had the greatest Compensation.

4. Paragraph (23) of Section 1.1 of the Plan is hereby amended to provide as follows:

(23) The term “Participant” shall mean, for purposes of the Post-2004 Terms, an Executive Officer who was designated to participate in the Plan pursuant to the provisions of Article II of the Plan prior to January 1, 2012. Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2011, no Executive Officer who is not a Participant in the Plan on December 31, 2011, shall thereafter become a Participant.

5. Paragraph (24) of Section 1.1 of the Plan is hereby amended by the addition of a sentence at the end thereof to provide as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective as of the close of business on December 31, 2011, the Post-2004 Terms shall be frozen and no additional Plan benefits shall thereafter accrue.”

6. Paragraph (30) of Section 1.1 of the Plan is hereby amended to provide as follows:

(30) The term “Service” shall mean: (i) for purposes of calculating the Accrued Portion of a Participant’s monthly supplemental normal retirement benefit under the Plan, the aggregate period of time that a Participant is employed prior to January 1, 2012, as a common law employee by the Company and any Affiliate, and (ii) solely for purposes of determining vesting Service and Service as an Executive Officer, the aggregate period of time that a Participant is employed as a common law employee by the Company and any Affiliate.

7. Section 2.1 of the Plan is hereby amended by the addition of a sentence at the end thereof to provide as follows:

“Notwithstanding the foregoing provisions of this Section 2.1, as of January 1, 2012, no Executive Officer who is not a Participant in the Plan on December 31, 2011, shall become a Participant in the Plan.”

8. Clause (ii) in Section 4.1 of the Plan is hereby amended to provide as follows:

“(ii) being credited with at least 10 years of vesting Service, and”

9. Section 6.1 of the Plan is hereby amended to provide as follows:

6.1 Eligibility. Any Participant who incurs a Separation from Service prior to attainment of age 55 for reasons other than Cause or Disability, but after being credited with at least ten years of vesting Service and with at least five years of Service as an Executive Officer, shall be eligible to receive upon attainment of age 65 (or a Change in Control, if earlier) a supplemental deferred retirement benefit determined in accordance with the provisions of Section 6.2.

Executed at Cleveland, Ohio, this 21st day of December, 2011.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:	/s/ Neil A. Schrimsher
Title: CEO